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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant / /

                 Filed by a Party other than the Registrant /x/


Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/x/  Soliciting Material Under Rule 14a-12


                                 USG Corporation
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            Hakatak Enterpises, Inc.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):


/x/  No fee required.


/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

             (1) Title of each class of securities to which transaction applies:

             (2) Aggregate number of securities to which transaction applies:

             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             (4) Proposed maximum aggregate value of transaction:

             (5) Total fee paid:


/ /  Fee paid previously with preliminary materials:


       / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

       (2) Form, Schedule or Registration Statement No.:

       (3) Filing Party:

       (4) Date Filed:

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FOR IMMEDIATE RELEASE

               MAJOR USG CORP. SHAREHOLDER TO WAGE PROXY CONTEST
                            AT MAY 10 ANNUAL MEETING


                                         CONTACT: TOM HACKER
                                                  PRESIDENT
                                                  HAKATAK ENTERPRISES, INC.
                                                  100 WILSHIRE BLVD., SUITE 1700
                                                  SANTA MONICA, CA 90401
                                                  310-260-6007

SANTA MONICA, CA, APRIL 18, 2000 .......Hakatak Enterprises, Inc., the
beneficial owner of one million common shares of USG Corp. (NYSE-USG) ("the Company"), and an investor in the Company since 1991, announced today that it will be waging a proxy contest to elect three independent directors to the thirteen-member USG board and to rescind the Company's "poison pill" at the May 10 Annual Meeting. Hakatak has already begun contacting USG shareholders to the extent permitted by the rules of the Securities and Exchange Commission and has filed preliminary proxy material with the SEC, stressing the need to align management's interests with those of the shareholders.

Tom Hacker, President of Hakastak, stated:

My core belief is that we very much need a Board of Directors and management team whose interests and actions are more directly aligned with those of shareholders. This core belief has prompted me to take a more vigorous and active role in maximizing shareholder value by nominating three persons for election as directors of the Company: Jay Butchbinder, Keith Ogata and Herbert Denton. Jay Buchbinder alone owns more shares than the entire Board and management combined.

"The three incumbent directors we are opposing collectively own only 9,090 shares -- as of the most recent proxy/statement -- which in my opinion, does not clearly demonstrate to shareholders a significant personal and financial commitment to maximizing shareholder value. Additionally, two of these three incumbents were on the board which, in an effort to fend off a takeover, implemented an ill-fated recapitalization plan which contributed to the Company's eventual filing for bankruptcy in 1993.

"Our proxy campaign will focus on pressing the board to achieve four key objectives: (1) reallocate the Company's free cash flow to benefit shareholders; (2) seek to institute a pro shareholder corporate governance policy; (3) review executive compensation policy to make it more aligned with shareholder interests; and (4) have the Company explore alternative for enhancing stockholder value, with the assistance of an independent investment banking firm.

"I have recently met with management to discuss my concerns and have concluded that it is important that we elect directors who will keep these issues before the Company at the board level.


"I know shareholder pressure can accomplish certain results. In September 1998, along with several other shareholders, I urged management to initiate a share repurchase program -- shortly thereafter, USG announced a five million share buyback plan. In mid-March of this year, I notified the Company of my intention to nominate three independent candidates to the USG board -- less than two weeks later, the Company announced a new five million share buyback plan, even though they had completed less than 75% of the first share repurchase program.

"It has become clear to me that shareholders need to elect directors who are independent-minded and who are keenly focused on increasing shareholder value. We need to press the board not only to adopt shareholder-friendly policies, but to make certain that they carry through those policies so they can have a positive influence on USG's share value. Having a board minority that will do this is our best hope."

                                  (continued)
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Mr. Hacker continued:

"Regarding the reallocation of free cash flow: USG is at a critical point in its history where simply continuing the recent trend of enormous capital expenditure programs will not serve to benefit current shareholders. The Company is competitively well-positioned in the marketplace and is a tremendous generator of earnings and cash. It is at this very time that management should be boldly taking steps to enhance shareholder value. In my opinion, the stock price has languished because the investment community believes that this board and management will not take the critical steps needed to do so.

"Regarding corporate governance: In addition to the "poison pill", management has other protective devices such as a staggered board and a supermajority voting requirement in the Charter. A corporate governance review is urgently needed to make certain that the board of management do not feel too insulated from accountability to the shareowners for the Company's poor stock price performance.

"Regarding executive compensation policy: I question whether the executive compensation policy is truly designed to provide incentives to management to MAXIMIZE shareholder value. I believe a thorough review by an independent committee which includes new directors with no long-term ties to management is warranted.

"Regarding the exploration of alternatives to enhance shareholder value: USG's operating performance has benefited many constituencies, such as management, employees, creditors, vendors and customers. Missing from this list of beneficiaries are the shareholders -- the true owners of the Company. The time has come for USG's patient and committed investors to be rewarded as well."

A PROXY STATEMENT IS NOT YET AVAILABLE FROM US. EACH SECURITY HOLDER OF USG CORPORATION SHOULD READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT A PROXY SOLICITATION REQUEST. ONCE THE PROXY STATEMENT IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, SECURITY HOLDERS OF USG CORPORATION CAN OBTAIN THE PROXY STATEMENT AND OTHER DOCUMENTS THAT ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FREE ON THE SECURITY AND EXCHANGE COMMISSION'S WEB SITE AT HTTP.//WWW.SEC.GOV. SECURITY HOLDERS OF USG CORPORATION MAY ALSO OBTAIN COPIES OF THE PROXY STATEMENT AND OTHER DOCUMENTS THAT ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FREE BY CONTACTING USG CORPORATION OR US WHEN THE DOCUMENTS BECOME AVAILABLE.

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